Limited Power of Attorney

The undersigned hereby makes, constitutes and appoints each of Vivian Coates and Jennifer S. Sim as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to enroll the undersigned in EDGAR Next or obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 144 under the
Securities Act of 1933, as amended ("Rule 144"), or any rule or regulation of the SEC;

(2) act as an Account Administrator for the undersigned's
EDGAR account;

(3) cause V.F. Corporation (the "Company"), to accept a delegation of authority from the undersigned's EDGAR
Account Administrators and authorize the Company's
EDGAR Account Administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account;

(4) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5, and Forms 144, including amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder and Rule 144, respectively; and

(5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.


This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.


/s/ Michael Edward Phillips
Signature Name: Michael Edward Phillips
Date: May 19, 2025